Exhibit 32.1
CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
     In connection with the annual report of Asset Acceptance Capital Corp. (the “Company”) on Form 10-K for the period ended December 31, 2007 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), we, Nathaniel F. Bradley IV, Chairman of the Board, President and Chief Executive Officer of the Company, and Mark A. Redman, Senior Vice President — Finance and Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:
(a)	The report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and
(b)	The information contained in the report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Nathaniel F. Bradley IV
Nathaniel F. Bradley IV
Chairman of the Board, President and Chief Executive Officer (Principal Executive Officer) March 10, 2008

/s/ Mark A. Redman
Mark A. Redman
Senior Vice President — Finance and Chief Financial Officer (Principal Financial and Accounting Officer) March 10, 2008